EXHIBIT 99.1


   [ATMOS ENERGY CORPORATION LETTERHEAD AND LOGO APPEAR HERE]


                          NEWS RELEASE

DATE:  April 4, 1997                    ATMOS MEDIA CONTACT:
                                        Margaret Watson
                                        (972)855-4050

FOR RELEASE:  IMMEDIATELY               ATMOS INVESTOR/
                                        ANALYST CONTACT:
                                        Jack Eversull
                                        (972)855-3729


         STEPHENS, PURSER RESIGN FROM ATMOS ENERGY BOARD

Dallas, TX -- Atmos Energy Corporation (NYSE: ATO)announced today that Robert F. Stephens and James F. Purser have resigned from the company's board of directors.

The company previously announced in March that Stephens had resigned as president and chief operating officer, and Purser had resigned as executive vice president and chief financial officer.

Atmos Energy Corporation provides natural gas service to more than 680,000 customers in Texas, Colorado, Kansas, Missouri, Louisiana and Kentucky through its operating companies - Energas Company, Greeley Gas Company, Trans Louisiana Gas Company and Western Kentucky Gas Company.

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